As filed with the Securities and Exchange Commission on November 3, 2009

Registration No. 333-154274

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 9

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Spheric Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	5084	20-0744312
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Spheric Technologies, Inc.

4708 East Van Buren Street

Phoenix, Arizona 85008

(602) 218-9292

(Address, including zip code, and telephone number, including area code, of principal executive offices)

With copies to:

Christian J. Hoffmann, III, Esq.	Hank Gracin, Esq.
Quarles & Brady LLP	Lehman & Eilen LLP
One Renaissance Square	Mission Bay Office Plaza
Two North Central Avenue	20283 State Route 7, Suite 300
Phoenix, Arizona 85004	Boca Raton, Florida 33498
Phone: (602) 229-5200	Phone: (561) 237-0804
Fax: (602) 420-5008	Fax: (561) 237-0803

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Price(1)	Amount of Registration Fee (1)(2)(4)
Common stock, par value $0.001 per share	1,333,334	$6.00	$8,000,004	$314.40
Common stock, par value $0.001 per share, issuable upon exercise of Underwriter’s Warrants (3)	66,667	$9.00	$600,003	$23.58
Total Registration Fee				$337.98

(1)	Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on a bona fide estimate of the maximum offering price.
(2)	Calculated under Section 6(b) of the Securities Act of 1933 as .00003930 of the aggregate offering price.
(3)	The Company has agreed to sell to the Underwriter Warrants to purchase one share for each twenty shares sold in this offering, provided the Minimum Offering is sold. The Amount to be Registered of 66,667 shares is based upon the Maximum Offering being sold.
(4)	A registration fee of $352.13 has been paid previously with respect to the shares.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE TO AMENDMENT NO. 9

This Amendment No. 9 to the Registration Statement on Form S-1 of Spheric Technologies, Inc. is being filed solely for the purpose of filing two amended exhibits to the Registration Statement. This Amendment No. 9 does not modify any provision of the Prospectus constituting Part I of the Registration Statement. Accordingly, such Prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses of Spheric in connection with the offering described in the registration statement.

Securities and Exchange Commission Registration Fee	$352
Legal Fees and Expenses	125,000
Accounting Fees and Expenses	20,000
Other Expenses	5,000

Total Expenses	$150,352

Indemnification of Directors and Officers.

The Nevada Private Corporation Act, under which we are organized, permits the inclusion in the articles of incorporation of a provision limiting or eliminating the potential monetary liability of directors to a corporation or our shareholders by reason of their conduct as directors. The provision would not permit any limitation on or the elimination of liability of a director for disloyalty to his corporation or its shareholders, failing to act in good faith, engaging in intentional misconduct or a knowing violation of the law, obtaining an improper personal benefit or paying a dividend or approving a stock repurchase that was illegal under the Nevada Private Corporation Act. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by the Law apply only to the “duty of care” of directors, i.e., to unintentional errors in their deliberations or judgments and not to any form of “bad faith” conduct.

Our Articles of Incorporation contain a provision which eliminates the personal monetary liability of directors to the extent allowed under Nevada law. Accordingly, a shareholder is able to prosecute an action against a director for monetary damages only if he can show a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, an improper personal benefit or an illegal dividend or stock repurchase, as referred to in the amendment, and not “negligence” or “gross negligence” in satisfying his duty of care. The Law applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity or to his responsibilities under any other law, such as the federal securities laws.

In addition, our Articles of Incorporation and Bylaws provide that we will indemnify our directors, officers, employees and other agents to the fullest extent permitted by Nevada law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

No pending litigation or proceeding involving one of our directors, officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any director, officer, employee or other agent.

Recent Sales of Unregistered Securities

From December 2004 to December 2005, we sold 520,000 units at a price of $2.00 per unit to individual investors in a private placement, raising gross proceeds of $1,040,000. Each unit consisted of one share of Series A Convertible Preferred Stock (the “Preferred Stock”) and one redeemable common stock purchase warrant exercisable to purchase one share of common stock at a purchase price of $1.00 per share for a period of five years. Each share of Preferred Stock was convertible into two shares of common stock. We sold the securities through our officers, none of whom received compensation in connection with the placement. We sold the offering and the securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act. All outstanding shares of the Preferred Stock were converted into common stock in 2007. At December 31, 2007, 520,000 warrants to purchase shares of common stock at a price of $1.00 per share were outstanding. The warrants expire in 2009 and 2010, unless sooner redeemed by us upon satisfaction of certain conditions.

From May 2006 to August 31, 2008, we made a private placement of units at a price of $1.00 per unit to individual investors. Each unit consisted of one share of common stock and one redeemable common stock purchase warrant exercisable to purchase one share of common stock at a price of $1.00 per share for a period of five years from their dates of issue. The warrants expire from 2011 to 2013. The warrants are redeemable by us upon satisfaction of certain criteria. We sold 1,112,200 units in the placement, raising gross proceeds of $1,112,200. We sold the units through our officers and through a third party. The officers received no compensation for such sales. The third party sold 796,600 units and we paid him $103,038 in fees and in an unaccountable expense allowance. We also issued him a warrant exercisable to purchase 79,260 shares of common stock at a price of $1.20 per share for a four-year term. We sold the offering and the securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act.

In June, 2008, we sold 425,000 shares of our common stock at a price of $1.00 to individual investors, raising $425,000 in gross proceeds. We sold the shares through a member of the Financial Industry Regulatory Authority (“FINRA”) and paid a commission of $34,000 as compensation for its services. We sold the offering and the securities were issued in reliance on the exemption from registration set forth in Section 4(2) of the Securities Act.

A principal stockholder, Joseph Koch, made two loans to the Company of $150,000 each in November 2008 and December 2008, for a total of $300,000, to fund working capital requirements for the fourth quarter 2008 and the first quarter 2009. Each of these loans have an annual interest rate of 10%, have a maturity date of January 5, 2010, are payable from the proceeds of this offering if completed before the maturity date, and include 150,000 warrants per note. A minority shareholder also made a loan to the Company under the same terms for $10,000, and including 10,000 warrants. These warrants have a term of five years from the date of issue and are exercisable at a price of $3.00 per share. Using APBO No. 14, the Company determined that the noteholders had purchased the 310,000 warrants for $111,065 and had paid $198,935 for the debt, based on the relative fair values of the respective equity and debt instruments issued. The resulting debt premium is presented on the face of the balance as a part of the related party payables, net of current portion and is being amortized over the life of the payable. In February and April 2009, three additional minority shareholders made loans totaling $66,000 to the Company on the same terms, and accompanied by the issue of 66,000 warrants with a term of five years and exercisable at $3.00.

From May through October 7, 2009, we raised $479,800 as 28 of our shareholders exercised warrants with an exercise price of $1.00 per share, resulting in the issuance of 479,800 shares of our common stock. These warrants were issued as part of the Private Placement in 2007 and 2008. As an incentive to exercise the warrants, Mr. Hines, our president, transferred a warrant, with an exercise price of $1.00 per share, from his personal holdings to replace every warrant exercised by such shareholders, with the net effect of this exercise on warrants outstanding being the same number of warrants held by other shareholders being unchanged, and the number of warrants held by Mr. Hines being reduced by 429,800. One individual who exercised warrants declined a one-for-one replacement of his exercised warrants, resulting in the difference of 50,000 between warrants exercised and warrants transferred by Mr. Hines. The warrants transferred by Mr. Hines through June 30, 2009 were valued at approximately $680,000. The warrants transferred by Mr. Hines in July, August and September 2009 were valued utilizing a Black-Scholes calculation based upon management’s estimated fair values of $3.50, $4.00, and $4.50 per share, respectively, in such months.

Exhibits

Exhibit Number	Description	Reference
1.1	Form of Underwriting Agreement with Midtown Partners.	Filed previously.

3.1	Articles of Incorporation of the Company, filed July 17, 2008.	Filed previously.

3.2	Articles of Conversion of the Company, filed July 17, 2008.	Filed previously.

3.3	Amended and Restated Bylaws of the Company, adopted July 17, 2008.	Filed previously.

3.4	Audit Committee Charter, dated July 17, 2008.	Filed previously.

3.5	Compensation Committee Charter, dated July 17, 2008.	Filed previously.

3.6	Corporate Governance and Nominating Committee Charter, dated July 17, 2008.	Filed previously.

4.1	Plan of Conversion of the Company, dated June 3, 2008.	Filed previously.

4.2	Form of Common Stock Certificate.	Filed previously.

4.3	Form of Common Stock Purchase Warrant ($1.00 per share, part of Unit with Common Stock).	Filed previously.

4.4	Form of Amendment to Common Stock Purchase Warrant ($1.00 per share, part of Unit with Common Stock).	Filed previously.

4.5	Form of Common Stock Purchase Warrant ($2.00 per share, part of Unit with Series A Convertible Preferred Stock).	Filed previously.

4.6	2008 Stock Option and Restricted Stock Plan.	Filed previously.

4.7	Form of Underwriter Warrant.	Filed herewith.

5.1	Opinion of Quarles & Brady LLP as to the legality of securities being registered (includes consent).	Filed herewith.

10.1	Lease Agreement with JH Realty LLC, dated November 15, 2004.	Filed previously.

10.2	Addendum to Lease Agreement with JH Realty LLC, dated November 15, 2007.	Filed previously.

10.3	Promissory Note between the Company and Joseph Hines, dated December 31, 2006, in the principal amount of $447,000.	Filed previously.

10.4	Promissory Note between the Company and Joseph Hines, dated March 31, 2007, in the principal amount of $63,600.	Filed previously.

10.5	Promissory Note between the Company and Joseph Hines, dated December 31, 2007, in the principal amount of $55,000.	Filed previously.

10.6	Promissory Note between the Company and JH Realty, dated December 31, 2007, in the principal amount of $62,000.	Filed previously.

10.7	Allonge to Promissory Notes between the Company and Joseph Hines, dated March 1, 2008.	Filed previously.

10.8	Allonge to Promissory Note between the Company and JH Realty LLC, dated March 1, 2008.	Filed previously.

10.9	Independent Contractor Agreement between the Company and Desert Valley Consulting Group, Inc., dated January 1, 2005.	Filed previously.

10.10	Independent Contractor Agreement between the Company and Michael Kirksey, dated January 1, 2005.	Filed previously.

10.11	Independent Contractor Agreement between the Company and Janice Backus, dated January 1, 2005.	Filed previously.

10.12	Independent Contractor Agreement between the Company and Kuruvilla Cherian, dated August 25, 2006.	Filed previously.

10.13	License Agreement between the Company and The Penn State Research Foundation, dated July 20, 2006.	Filed previously.

Exhibit Number	Description	Reference
10.14	Sales Agency Agreement between the Company and ChangSha Syno-Therm Co., Ltd, dated December 15, 2007.	Filed previously.

10.15	Stock Purchase Agreement between Joseph Hines and Avion Romuald, S.A., dated April 20, 2006.	Filed previously.

10.16	Agreement and Mutual Release between the Company and Gary Waldeck, dated August 17, 2006.	Filed previously.

10.17	Agreement and Mutual Release between the Company and Richard Schuff, dated August 18, 2006.	Filed previously.

10.18	Consulting Agreement between the Company and Steven Scott, dated February 1, 2008.	Filed previously.

10.19	Consulting Agreement between the Company and Gregg A. Linn, dated August 15, 2008.	Filed previously.

10.20	Employment Agreement between the Company and Joseph Hines, dated October 1, 2008.	Filed previously.

10.21	Employment Agreement between the Company and Michael Kirksey, dated October 1, 2008.	Filed previously.

10.22	Employment Agreement between the Company and Janice Backus, dated October 1, 2008.	Filed previously.

10.23	Stock Option Agreement between the Company and Peter Blonsky, dated June 3, 2008.	Filed previously.

10.24	Stock Option Agreement between the Company and Peter Blonsky, dated June 3, 2008.	Filed previously.

10.25	Stock Option Agreement between the Company and Jason Mayer, dated June 3, 2008.	Filed previously.

10.26	Stock Option Agreement between the Company and Lester Garnas, dated July 31, 2008.	Filed previously.

10.27	Stock Option Agreement between the Company and Gregg A. Linn, dated August 15, 2008.	Filed previously.

10.28	Form of Lock-up Agreement between the Company and Joseph Hines.	Filed previously.

10.29	Form of Lock-up Agreement between the Company and Michael Kirksey.	Filed previously.

10.30	Form of Escrow Deposit Agreement among the Company, Midtown Partners & Co. LLC, and Signature Bank.	Filed previously.

10.31	Certificate of Extension of Sales Agency Agreement between the Company and Synotherm Corporation, dated December 16, 2008.	Filed previously.

10.32	Allonge No. 2 to Promissory Notes between the Company and Joseph Hines, dated December 31, 2008.	Filed previously.

10.33	Allonge No. 2 to Promissory Note between the Company and JH Realty LLC, dated December 31, 2008.	Filed previously.

10.34	Addendum to Lease Agreement with JH Realty LLC, dated November 15, 2008.	Filed previously.

10.35	Bridge Loan Note between the Company and Mr. Joseph C. Koch, dated October 30, 2008, in the amount of $150,000.	Filed previously.

10.36	Bridge Loan Warrant between the Company and Mr. Joseph C. Koch, dated November 4, 2008.	Filed previously.

10.37	Bridge Loan Note between the Company and Mr. Joseph C. Koch, dated December 4, 2008, in the amount of $150,000	Filed previously.

10.38	Bridge Loan Warrant between the Company and Mr. Joseph C. Koch, dated December 12, 2008.	Filed previously.

10.39	Bridge Loan Note between the Company and Shielding Light, dated December 23, 2008, in the amount of $10,000.	Filed previously.

10.40	Bridge Loan Warrant between the Company and Shielding Light, dated December 23, 2008.	Filed previously.

10.41	Consulting Agreement between the Company and Steven Scott, dated February 1, 2009.	Filed previously.

10.42	Bridge Loan Note between the Company and Clifford L. Drake, dated February 5, 2009, in the amount of $10,000.	Filed previously.

10.43	Bridge Loan Warrant between the Company and Clifford L. Drake, dated February 5, 2009.	Filed previously.

10.44	Bridge Loan Note between the Company and Patti J. Ryan, dated February 10, 2009, in the amount of $41,000.	Filed previously.

Exhibit Number	Description	Reference
10.45	Bridge Loan Warrant between the Company and Patti J. Ryan, dated February 10, 2009.	Filed previously.

10.46	Allonge No. 3 to Promissory Notes between the Company and Joseph Hines, dated May 31, 2009.	Filed previously.

10.47	Allonge No. 3 to Promissory Note between the Company and JH Realty, LLC, dated May 31, 2009.	Filed previously.

10.48	Promissory Note between the Company and Joseph Hines, dated March 1, 2009, in the principal amount of $60,000.	Filed previously.

10.49	Promissory Note between the Company and Joseph Hines, dated May 1, 2009, in the principal amount of $10,000.	Filed previously.

10.50	Certificate of Syno-Therm Corporation, dated July 13, 2009.	Filed previously.

10.51	Letter of Intent with Midtown Partners & Co., LLC.	Filed previously.

10.52	Allonge No. 4 to Promissory Notes between the Company and Joseph Hines, dated September 30, 2009.	Filed previously.

10.53	Allonge No. 4 to Promissory Note between the Company and JH Realty, LLC, dated September 30, 2009.	Filed previously.

10.54	Allonge to Promissory Notes between the Company and Joseph Hines, dated September 30, 2009.	Filed previously.

23.1	Consent of Farber Hass Hurley LLP.	Filed previously.

23.2	Consent of Quarles & Brady LLP (Included in 5.1 above).	Filed previously.

24.1	Power of Attorney (included on signature page).	Filed previously.

Undertakings

(a) Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Request for acceleration of effective date or filing of registration statement becoming effective upon filing.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) Reliance on Rule 430A:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this Amendment No. 9 to Form S-1 to be signed on its behalf by the undersigned, in the City of Phoenix, State of Arizona on November 3, 2009.

SPHERIC TECHNOLOGIES, INC., a Nevada corporation

/S/ JOSEPH HINES
Name:	Joseph Hines
Title:	President, CEO, & Chairman of the Board

Each person whose signature appears below authorizes Joseph Hines and/or Michael Kirksey to execute in the name of each such person who is then an officer or director of the registrant, and to file, any amendments to this registration statement on Form S-1 necessary or advisable to enable the registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such changes in such Form S-1 as such attorney-in-fact may deem appropriate.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated:

Signature and Title	Date

/S/ JOSEPH HINES	November 3, 2009
Joseph Hines, President, Chief Executive Officer and Chairman of the Board

/S/ MICHAEL KIRKSEY	November 3, 2009
Michael Kirksey, Executive Vice President, Chief Operating Officer and Director

/S/ GREGG A. LINN	November 3, 2009
Gregg A. Linn, Chief Financial Officer and Principal Accounting Officer

/S/ PETER BLONSKY, PH.D.	November 3, 2009
Peter Blonsky, Ph.D., Director

/S/ LESTER GARNAS	November 3, 2009
Lester Garnas, Director

/S/ JASON MAYER	November 3, 2009
Jason Mayer, Director

Exhibit Number	Description	Reference
1.1	Form of Underwriting Agreement with Midtown Partners.	Filed previously.

3.1	Articles of Incorporation of the Company, filed July 17, 2008.	Filed previously.

3.2	Articles of Conversion of the Company, filed July 17, 2008.	Filed previously.

3.3	Amended and Restated Bylaws of the Company, adopted July 17, 2008.	Filed previously.

3.4	Audit Committee Charter, dated July 17, 2008.	Filed previously.

3.5	Compensation Committee Charter, dated July 17, 2008.	Filed previously.

3.6	Corporate Governance and Nominating Committee Charter, dated July 17, 2008.	Filed previously.

4.1	Plan of Conversion of the Company, dated June 3, 2008.	Filed previously.

4.2	Form of Common Stock Certificate.	Filed previously.

4.3	Form of Common Stock Purchase Warrant ($1.00 per share, part of Unit with Common Stock).	Filed previously.

4.4	Form of Amendment to Common Stock Purchase Warrant ($1.00 per share, part of Unit with Common Stock).	Filed previously.

4.5	Form of Common Stock Purchase Warrant ($2.00 per share, part of Unit with Series A Convertible Preferred Stock).	Filed previously.

4.6	2008 Stock Option and Restricted Stock Plan.	Filed previously.

4.7	Form of Underwriter Warrant.	Filed herewith.

5.1	Opinion of Quarles & Brady LLP as to the legality of securities being registered (includes consent).	Filed herewith.

10.1	Lease Agreement with JH Realty LLC, dated November 15, 2004.	Filed previously.

10.2	Addendum to Lease Agreement with JH Realty LLC, dated November 15, 2007.	Filed previously.

10.3	Promissory Note between the Company and Joseph Hines, dated December 31, 2006, in the principal amount of $447,000.	Filed previously.

10.4	Promissory Note between the Company and Joseph Hines, dated March 31, 2007, in the principal amount of $63,600.	Filed previously.

10.5	Promissory Note between the Company and Joseph Hines, dated December 31, 2007, in the principal amount of $55,000.	Filed previously.

10.6	Promissory Note between the Company and JH Realty, dated December 31, 2007, in the principal amount of $62,000.	Filed previously.

10.7	Allonge to Promissory Notes between the Company and Joseph Hines, dated March 1, 2008.	Filed previously.

10.8	Allonge to Promissory Note between the Company and JH Realty LLC, dated March 1, 2008.	Filed previously.

10.9	Independent Contractor Agreement between the Company and Desert Valley Consulting Group, Inc., dated January 1, 2005.	Filed previously.

10.10	Independent Contractor Agreement between the Company and Michael Kirksey, dated January 1, 2005.	Filed previously.

10.11	Independent Contractor Agreement between the Company and Janice Backus, dated January 1, 2005.	Filed previously.

10.12	Independent Contractor Agreement between the Company and Kuruvilla Cherian, dated August 25, 2006.	Filed previously.

10.13	License Agreement between the Company and The Penn State Research Foundation, dated July 20, 2006.	Filed previously.

Exhibit Number	Description	Reference
10.14	Sales Agency Agreement between the Company and ChangSha Syno-Therm Co., Ltd, dated December 15, 2007.	Filed previously.

10.15	Stock Purchase Agreement between Joseph Hines and Avion Romuald, S.A., dated April 20, 2006.	Filed previously.

10.16	Agreement and Mutual Release between the Company and Gary Waldeck, dated August 17, 2006.	Filed previously.

10.17	Agreement and Mutual Release between the Company and Richard Schuff, dated August 18, 2006.	Filed previously.

10.18	Consulting Agreement between the Company and Steven Scott, dated February 1, 2008.	Filed previously.

10.19	Consulting Agreement between the Company and Gregg A. Linn, dated August 15, 2008.	Filed previously.

10.20	Employment Agreement between the Company and Joseph Hines, dated October 1, 2008.	Filed previously.

10.21	Employment Agreement between the Company and Michael Kirksey, dated October 1, 2008.	Filed previously.

10.22	Employment Agreement between the Company and Janice Backus, dated October 1, 2008.	Filed previously.

10.23	Stock Option Agreement between the Company and Peter Blonsky, dated June 3, 2008.	Filed previously.

10.24	Stock Option Agreement between the Company and Peter Blonsky, dated June 3, 2008.	Filed previously.

10.25	Stock Option Agreement between the Company and Jason Mayer, dated June 3, 2008.	Filed previously.

10.26	Stock Option Agreement between the Company and Lester Garnas, dated July 31, 2008.	Filed previously.

10.27	Stock Option Agreement between the Company and Gregg A. Linn, dated August 15, 2008.	Filed previously.

10.28	Form of Lock-up Agreement between the Company and Joseph Hines.	Filed previously.

10.29	Form of Lock-up Agreement between the Company and Michael Kirksey.	Filed previously.

10.30	Form of Escrow Deposit Agreement among the Company, Midtown Partners & Co. LLC, and Signature Bank.	Filed previously.

10.31	Certificate of Extension of Sales Agency Agreement between the Company and Synotherm Corporation, dated December 16, 2008.	Filed previously.

10.32	Allonge No. 2 to Promissory Notes between the Company and Joseph Hines, dated December 31, 2008.	Filed previously.

10.33	Allonge No. 2 to Promissory Note between the Company and JH Realty LLC, dated December 31, 2008.	Filed previously.

10.34	Addendum to Lease Agreement with JH Realty LLC, dated November 15, 2008.	Filed previously.

10.35	Bridge Loan Note between the Company and Mr. Joseph C. Koch, dated October 30, 2008, in the amount of $150,000.	Filed previously.

10.36	Bridge Loan Warrant between the Company and Mr. Joseph C. Koch, dated November 4, 2008.	Filed previously.

10.37	Bridge Loan Note between the Company and Mr. Joseph C. Koch, dated December 4, 2008, in the amount of $150,000	Filed previously.

10.38	Bridge Loan Warrant between the Company and Mr. Joseph C. Koch, dated December 12, 2008.	Filed previously.

10.39	Bridge Loan Note between the Company and Shielding Light, dated December 23, 2008, in the amount of $10,000.	Filed previously.

10.40	Bridge Loan Warrant between the Company and Shielding Light, dated December 23, 2008.	Filed previously.

10.41	Consulting Agreement between the Company and Steven Scott, dated February 1, 2009.	Filed previously.

10.42	Bridge Loan Note between the Company and Clifford L. Drake, dated February 5, 2009, in the amount of $10,000.	Filed previously.

10.43	Bridge Loan Warrant between the Company and Clifford L. Drake, dated February 5, 2009.	Filed previously.

10.44	Bridge Loan Note between the Company and Patti J. Ryan, dated February 10, 2009, in the amount of $41,000.	Filed previously.

Exhibit Number	Description	Reference
10.45	Bridge Loan Warrant between the Company and Patti J. Ryan, dated February 10, 2009.	Filed previously.

10.46	Allonge No. 3 to Promissory Notes between the Company and Joseph Hines, dated May 31, 2009.	Filed previously.

10.47	Allonge No. 3 to Promissory Note between the Company and JH Realty, LLC, dated May 31, 2009.	Filed previously.

10.48	Promissory Note between the Company and Joseph Hines, dated March 1, 2009, in the principal amount of $60,000.	Filed previously.

10.49	Promissory Note between the Company and Joseph Hines, dated May 1, 2009, in the principal amount of $10,000.	Filed previously.

10.50	Certificate of Syno-Therm Corporation, dated July 13, 2009.	Filed previously.

10.51	Letter of Intent with Midtown Partners & Co., LLC.	Filed previously.

10.52	Allonge No. 4 to Promissory Notes between the Company and Joseph Hines, dated September 30, 2009.	Filed previously.

10.53	Allonge No. 4 to Promissory Note between the Company and JH Realty, LLC, dated September 30, 2009.	Filed previously.

10.54	Allonge to Promissory Notes between the Company and Joseph Hines, dated September 30, 2009.	Filed previously.

23.1	Consent of Farber Hass Hurley LLP.	Filed previously.

23.2	Consent of Quarles & Brady LLP (Included in 5.1 above).	Filed previously.

24.1	Power of Attorney (included on signature page).	Filed previously.